Exhibit 99.1

303 International Circle Suite 200 Hunt Valley, MD 21030	P: 410.427.1700 F: 410.427.8800

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ISSUES BUSINESS UPDATE

HUNT VALLEY, MARYLAND – July 10, 2025 – Omega Healthcare Investors, Inc. (NYSE: OHI) announced today that it has revised the Operator Updates slide of its investor presentation.

The presentation can be found at https://www.omegahealthcare.com/investors/news-events/presentations. The revised Operator Updates slide is on page 9 of the presentation.

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Omega is a real estate investment trust that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities. Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the US, as well as in the UK. More information on Omega is available at www.omegahealthcare.com.

FOR FURTHER INFORMATION, CONTACT

Andrew Dorsey, VP, Corporate Strategy & Investor Relations, or

David Griffin, Director, Corporate Strategy & Investor Relations, at (410) 427-1705